Exhibit 10.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE HORIZON THERAPEUTICS PLC HAS DETERMINED THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO HORIZON THERAPEUTICS PLC IF PUBLICLY DISCLOSED.

CONFIDENTIAL

DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT

This agreement is made as of June 10, 2015 (“Effective Date”) between CMC Biologics A/S, a , duly incorporated under the laws of the Kingdom of Denmark (“CMC”), and River Vision Development Corp., a Delaware Corporation (“Customer”).

•	CMC provides bioprocessing services to pharmaceutical and biotechnology companies;

•	Customer wishes to contract with CMC for the provision of the Services pursuant to one or more Work Statements that may be entered into from time to time during the Term; and

•	CMC is willing to perform the Services on the terms in this agreement and the Quality Agreement.

Therefore, the parties agree as follows:

1.	DEFINITIONS. Capitalized terms used in the main body of this agreement but not otherwise defined in the main body are defined in Appendix I.

2.	PERFORMANCE OF THE SERVICES

2.1

Work Statements. The Services will be described in one or more Work Statements. As of the Effective Date, the parties are entering into Work Statement No. 1 attached as Appendix III. From time to time during the Term, the parties may enter into additional Work Statements for the performance of Services. Each Work Statement will be signed by each party and will be governed by this agreement. In the event of any conflict between this agreement and a Work Statement, this agreement will control unless the Work Statement expressly refers to the Parties’ intent to alter the terms of this agreement with respect to that Work Statement. For clarity, Customer shall have the right at all times to retain third parties other than CMC to provide services similar or identical to the Services provided under this agreement.

2.2

Standards. CMC must use commercially reasonable efforts to perform the Services and meet the Timeline. CMC shall perform the Services in a professional and ethical manner and in accordance with the terms of this agreement, the applicable Work Statement, all applicable laws and regulations, including cGMP standards, and, where applicable, the Specification. CMC shall use best efforts to use the skilled personnel (or similarly qualified personnel) that are specifically identified in the Work Statement. If such skilled personnel are unable to perform the Services because they are no longer employees of CMC, CMC shall notify Customer in writing and the parties shall mutually agree on the replacement for such personnel (such agreement not to be unreasonably withheld, delayed or conditioned). Customer shall have the right at any time during the Term to request that any individual dedicated to Customer’s Services as set forth in the Work Statement be replaced with another individual acceptable to Customer. CMC shall consider such request in good faith. The parties will evaluate CMC’s efforts taking into account the Services being dependent on living systems.

CMC CONFIDENTIAL FOR DISCUSSION ONLY	1

2.3

Totality of Services. CMC will not perform any Services other than those described in the Work Statement. Due to the nature of the Services, however, changes to the Services may be necessary to achieve the Objective. If changes to the Services are necessary, the parties will promptly meet to negotiate in good faith and agree on those changes in writing and signed by authorized representatives of both parties per Section 15.4. Changes to the Services may affect the Price and Timeline.

2.4	Project Team

2.4.1

Each party will name and notify the other party of its representatives who will form the project team and who will be responsible for planning, executing and discussing issues regarding the Services and communicating with the other party (“Project Team”).

2.4.2

The Project Team will schedule meetings at regular intervals for the purpose of communicating updates on the performance of the Services and providing an initial forum for discussing and resolving any issues encountered with the Services. These meetings will be conducted by telephone or, if necessary, by face-to-face meetings. Each party is responsible for its own costs in attending these meetings.

2.4.3	Any decision by the Project Team that amends the Services will not be binding unless it is recorded in writing and signed by authorized representatives of both parties per Section 15.4.

3.	CUSTOMER MATERIALS

3.1

Transfer. Customer must deliver and successfully transfer to the CMC Facility and CMC’s personnel the Customer Materials and other information described in the Work Statement by the deadline in the Work Statement. If relevant, that information must include a full description of the Process and all Customer Know-How relevant to the Cell Line, Customer Materials, Drug Substance and Process. All information must be provided in written form. CMC acknowledges that some parts of materials will be in German. No additional fees for translation shall be charged to Customer.

3.2

Customer Assistance. Customer must promptly and, shall use commercially reasonable efforts to within [***] Business Days after the request, make available to CMC suitably qualified and skilled employees to assist in the successful transfer of the Customer Know-How, Customer Materials and Process to CMC. Notwithstanding the foregoing, [***]. CMC shall not be responsible for any delays caused by Customer’s agent.

3.3

MSDS. At least [***] Business Days before the delivery of the Customer Materials (including, where applicable, the Cell Line) Customer must provide to CMC an accurate written [“Materials and Safety Data Sheet”) “MSDS” for such materials.

3.4

Return of Customer Materials. Within [***] days after completion of the Services, Customer must notify CMC whether it wants CMC to return the Customer Materials to Customer or a third party storage facility or if it wants CMC to dispose of the Customer Materials, in each case, at Customer’s expense. If Customer fails to give the notice required by this Section 3.4 within [***] days after the completion of the relevant Services,

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	2

CMC may, without notifying Customer, take ownership of the Customer Materials for its own purposes, dispose of them at Customer’s expense, or return them to the Customer at Customer’s expense, in its sole discretion and without liability to Customer.

4.	TIMELINE CHANGES, SPECIFICATION AND CGMP CHANGES

4.1	Timeline Changes

4.1.1	The parties may revise the Timeline by mutual agreement; provided, that the revised Timeline is in writing and agreed by the Project Team.

4.1.2

In addition, CMC may revise the Timeline if a Non-Fault Delay occurs, keeping the revised Timeline as close as possible to the Timeline in effect immediately before the Non-Fault Delay. CMC is not liable for failure to meet the Timeline if any Non-Fault Delay contributes to the failure.

4.3	Specification and Quantities

4.3.1	Unless otherwise explicitly set forth in the Work Statement, CMC shall manufacture cGMP Product to meet the Specification and cGMP Batches shall be manufactured in compliance with cGMP.

4.3.2

The Specification may be revised by the parties if agreed by the Project Team in writing and signed by both parties. If the parties cannot agree to a revised Specification, the previous agreed on Specification applies.

4.3.3	All quantities of Product are [***]

4.4

Changes in cGMP. If there are any material and unforeseen changes in cGMP or manufacturing regulations that have an impact on the Services to the financial detriment of CMC, the parties must in good faith discuss ways to mitigate such additional costs to CMC in any future Work Statements.

5.	MANUFACTURING CAPACITY AND CANCELLATION FEES

5.1	Reservations and Scheduling

5.1.1

As of the Effective Date, and at the execution of each Work Statement, CMC will reserve Slots in its cGMP manufacturing suite for those cGMP Batches to be manufactured under the Services according to the then-current Timeline. CMC hereby covenants that during the Term it will not enter into any agreement with any third party that would conflict with its obligations hereunder or would impair CMC’s ability to meet Customer’s requirements for Services and Product as in accordance with the Timeline and as set forth in the Work Statement. Each Work Statement shall set forth the Commencement Date for the manufacture of Batches under such Work Statement. CMC shall have the right to revise the production schedule with respect to a Work Statement provided that such schedule does not advance or delay such Commencement Date by more than [***] days.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	3

5.1.2

If the Timeline or a Commencement Date is mutually amended and that amendment affects the scheduled Slot for any Batch, CMC will update its manufacturing schedule and reserve a new Slot for each affected Batch as near in time to the existing vacated Slots as CMC’s then-current schedule will permit, taking into account reserved slots under CMC’s existing manufacturing schedule for its whole facility.

5.1.3	CMC will use commercially reasonable efforts to complete the plans for additional capacity of the CMC Facility that have been described to Customer and [***].

5.2	Cancellation of cGMP Batches

5.2.1

Customer must pay CMC the cancellation fees stated below if any cGMP Batch or other Batch scheduled for manufacture in CMC’s cGMP facility (e.g., an engineering batch) is delayed, vacated or cancelled as a result of

(a)	Customer terminating the Batch, Slot or this agreement except for termination of this agreement under Section 12.2 (“Termination for Default”) where CMC is the “Defaulting Party;”

(b)	CMC terminating the Batch, Slot or this agreement pursuant to12.2 (“Termination for Default”) where Customer is the “Defaulting Party”(each, “Cancelled Batch”); or

(c)	a Non-Fault Delay (each, “Cancelled Batch”).

5.2.2	Customer must pay the following amounts to CMC for each Cancelled Batch (“Cancellation Fees”), which shall be reduced by [***]% for a [***]:

Timing of Notice of Cancellation	Cancellation Fees

Notice served less than [***] days prior to the scheduled Commencement Date.	[***]% of the Price of the Cancelled Batch

Notice served between [***] days and [***] days before the scheduled Commencement Date.	[***]% of the Price of the Cancelled Batch

Notice served more than [***] days before the scheduled Commencement Date.	No fee

If CMC sells to a third party (“Other Customer”) or Customer GMP manufacturing capacity not previously reserved or contemplated by that Other Customer or Customer at the time of the cancellation or delay using the Slot that would have been used for Customer had the Cancelled Batch not occurred, then CMC

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	4

shall credit Customer with the savings achieved through this mitigation (after accounting for out-of-pocket costs incurred by CMC to accomplish such mitigation). Notwithstanding the foregoing [***].

6.	PACKAGING, DELIVERY, STORAGE, EXAMINATION, DEFECTS AND SAMPLES

6.1	Packaging. CMC will package all Product and perishable Deliverables to be Delivered per CMC’s applicable packaging SOPs and Regulatory Obligations.

6.2	Delivery

6.2.1	CMC will provide Customer with advance notice of the anticipated date of Delivery of Product. Notice will provided at least [***] Business Days before CMC is to Deliver that Product.

6.2.2

Except as stated in Section 6.2.4 or in the Specifications, all Product that CMC manufactures under this agreement will be [***]. Product will be considered “delivered” on the date Product is [***] (“Delivery” or “Delivered”). Customer may arrange collection at any time during normal business hours on Business Days or other times as may be agreed by the parties.

6.2.3	[***] has no obligation to [***].

6.2.4	Data, results, Batch records and Drug History Records will be delivered by mail or electronic mail.

6.3	Title and Risk. Title and risk of loss in the Deliverables transfers to Customer on Delivery.

6.4	Storage and Transport. If Customer elects to have a shipping company or other agent (“Shipping Company”) collect and transport the Product on Delivery, Customer must

6.4.1	inform CMC of Customer’s designated Shipping Company before the collection of the Product;

6.4.2	coordinate with the Shipping Company for the shipment of the Product; and

6.4.3	ensure that the Product is stored and transported in accordance with the Shipping Guidelines.

CMC is not responsible for any shipping costs of the Shipping Company.

6.5

Storage. If Customer or Customer’s Shipping Company is unable to collect the Product at the time of Delivery, CMC will store the Product for a period of [***] Business Days after Delivery, at Customer’s request. Storage of the Product at CMC’s premises after Delivery is [***]. If the Product has not been collected by Customer or Customer’s Shipping Company within [***] Business Days after Delivery, CMC will notify Customer in writing. If Customer or Customer’s Shipping Company fails to collect the Product within [***] Business Days after the date of that notice, CMC may, upon written notice to Customer and without any liability to Customer, either, in its sole discretion, dispose of the Product or continue to store the Product at a cost to Customer in the amount stated in Appendix II. If CMC elects to continue to store the Product, then CMC may subsequently dispose of

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	5

the Product if Customer or Customer’s Shipping Company fails to collect the Product within [***] Business Days after notice given in accordance with Section 15.9.

6.6

Samples. CMC must store samples of all cGMP Product released by CMC’s quality department with a Certificate of Analysis for the period required by applicable Regulatory Obligations, which in the absence of a definitive time period is [***] years from the date of release or Delivery of the applicable Product. After the expiration of the relevant time period, CMC may, without notifying Customer, destroy the samples or otherwise dispose of them in its sole discretion unless Customer contacts CMC in writing pursuant to Section 15.9 before the expiration date, and CMC and Customer then agree to an alternate plan in a written agreement signed by both parties before the expiration of that period.

6.7	Examination of Products for Defects

6.7.1

Customer must promptly examine and test the Products for (a) defect and non-conformity with any applicable cGMP standards that the Products are required to meet under this agreement, and (b) in the case of Product manufactured to Specification and released with a Certificate of Analysis, the failure of the Product to meet Specification (a “Defective Product”). Product that is not specified in the Work Statement to meet cGMP cannot be considered Defective Product.

6.7.2

Where any alleged Defective Product is identified, Customer must notify CMC in writing (“Defect Notice”) within [***] Business Days after receipt of the Product. To be effective, a Defect Notice must identify

(a)	the Product;

(b)	the date of Delivery and collection;

(c)	reasonable detail of the Defect, including test results, if any;

(d)	where applicable disclosure of the methodology of all analytical tests performed on the Product and the results of those tests;

(e)	confirmation that the Products have been stored and transported in accordance with the applicable Shipping Guidelines.

6.7.3

In consultation with CMC, Customer must return samples of the Products that are subject to the Defect Notice in accordance with the Shipping Guidelines to CMC within [***] Business Days after the date of the Defect Notice.

6.7.4

Following receipt of the Defect Notice, CMC must promptly investigate whether the Defective Product is due to CMC’s negligence or failure to comply with its obligations under this agreement and must report to Customer within [***] Business Days after receipt of the samples whether CMC accepts responsibility for the Defective Product.

6.7.5	If Defective Product is not notified to CMC in accordance with the provisions and time limits stipulated in this Section 6.9, the Product will be considered accepted

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	6

and free of defects, and Customer will have no further remedy against CMC for that Batch of Product with respect to non-conformity. Notwithstanding the foregoing, if, following Customer’s acceptance of a delivery of a Batch of Product, Customer determines that any such quantity of Product delivered hereunder is Defective Product, Customer will, promptly after such determination, inform CMC in writing about such Defective Product. CMC will reasonably cooperate with any subsequent investigation Customer may conduct and will engage in good faith discussions with Customer to determine the cause of such defect(s). If the Parties determine that the defect could not have been reasonably determined by Customer’s release testing and the defect existed at the time of CMC’s delivery (based on testing of retained samples) (a “Latent Defect”), then Customer may revoke its acceptance with respect to such quantity of Product containing a Latent Defect solely by providing written notice to CMC of such revocation within [***] months after Delivery and the terms of Section 6.10 shall apply.

6.8	Consequences of Defective Product

6.8.1

If Customer and CMC agree that the Product is Defective Product, then CMC will either replace or rework the Defective Product at Customer’s election and at no additional charge to Customer. CMC will undertake those efforts as soon as reasonably practicable and shall not delay such efforts on account of CMC’s other obligations and commercial commitments to third parties.

6.8.2

If there is a dispute regarding whether a Product is a Defective Product (“Disputed Product”), then analysts from both parties must directly communicate to determine that the parties’ respective methods of analysis are the same and are being executed in the same manner. The parties must use good faith efforts for a period of [***] days to resolve whether the Disputed Product is Defective Product.

6.8.3

If the parties cannot resolve their dispute in the manner described above as to whether a Disputed Product is a Defective Product, the parties must require an independent agreed-on laboratory to test the Disputed Product. The costs of the independent laboratory will be [***]. The decision of the independent laboratory must be in writing. The decision will be binding on the parties as to whether the Disputed Product is a Defective Product unless there has been a manifest error, in which case, the parties will revert to the dispute resolution procedure in Section 15.

6.9

Rejected Product. Customer must segregate and must not use any Product for any human clinical testing or trials or any other purpose (other than compliance testing pursuant to this Section 6) after it becomes aware of a basis for rejection or a Defect Notice. On a final determination that any Product is Defective Product, Customer must either (a) return all remaining Defective Product to CMC, or (b) destroy all remaining Defective Product, in either case, at CMC’s election and as soon as possible after request by CMC and at CMC’s cost.

6.10

Examination and Correction of Non-Manufacturing Deliverables. Customer must promptly examine and test the Deliverables (other than Products) for any non-conformity with any applicable standards that those Deliverables are required to meet under this agreement. Where any alleged non-conformity is identified, Customer must notify CMC in writing

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	7

within [***] Business Days after delivery of the Deliverable. To be effective, that notice must identify the Deliverable and provide reasonable detail of the non-conformity. CMC must report to Customer within [***] Business Days after receipt of the notice whether it accepts responsibility for the non-conformity. If CMC accepts responsibility, then CMC will either promptly replace or correct the Deliverable at no additional cost to Customer; provided, that Customer has timely and properly notified CMC of the non-conformity per this Section 6.12. If CMC does not accept responsibility, such dispute shall be resolved in accordance with the dispute resolution procedure in Section 15.

6.11

Exclusive Remedies. The remedies and obligations under Sections 6.9 and 6.10 are Customer’s sole remedy for Defective Products. The remedies and obligations under Sections 6.12 are Customer’s sole remedy for defective or non-conforming Deliverables that are not Products.

7.	PRICE AND PAYMENT TERMS

7.1

Amounts. All amounts stated in this agreement are denominated, and must be paid, in Euros. The Price stated in the Work Statement is exclusive of (a) taxes, duties and other fees imposed by any government authority (other than taxes on CMC’s income); (b) external analysis costs; (c) raw materials and (d) shipping and handling. Customer must pay these amounts in addition to the Price. CMC hereby represents that no VAT is applicable under Danish law.

7.2	Payment Schedule. Unless a different payment schedule is provided in the Work Statement, CMC will issue invoices for the Price of Stages as follows:

7.2.1	For all Stages other than those described in Section 7.2.2:

[***]% of the Price of each Stage on commencement of the Stage; and

[***]% of the Price of the Stage on completion by CMC.

7.2.2	For manufacture of cGMP Product:

(a)	[***]% of the Price at the time of Order;

[***]% of the Price on the Commencement Date; and

[***]% of the Price on Delivery.

For clarity, external analysis costs, raw materials and shipping and handling for Stages will be invoiced separately.

7.3	Incidental Costs

7.3.1	Raw Materials. The costs for raw materials and handling are described in the Work Statement.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	8

7.3.2	External Analysis. The costs and handling for external analysis are described in the Work Statement.

7.3.3	Handling Fees. Customer must pay CMC a handling and processing fee for shipments as described in Appendix II, which covers packaging and other costs for preparing Deliverables for shipment.

7.3.4	Other Fees. Customer must pay CMC the other fees as described in Appendix II if relevant.

7.4	Payments. Unless otherwise directed by CMC, all invoices must be paid by wire transfer of immediately available funds to the following account:

[***]

Unless otherwise stated on an invoice, Customer must pay all undisputed invoices in full without any deductions within [***] days after issue by CMC.

7.5	Late Payments. If any undisputed amount is not paid in full when due under this agreement, CMC may

7.5.1	charge Customer interest at a rate of [***]% per month on the overdue amount on a compounded basis until payment is received, and

7.5.2	suspend the performance of the Services. Where performance is suspended, CMC will have no liability to Customer for the suspension or delay in the Timeline.

7.6	Acceptance of Invoices. All invoices will be considered accepted by Customer unless Customer notifies CMC to the contrary within [***] days after delivery of the applicable invoice.

8.	INTELLECTUAL PROPERTY

8.1

Pre-Existing Intellectual Property. Each party retains sole ownership of any Intellectual Property owned or controlled by that party as of the Effective Date or before the commencement of the Services (“Pre-Existing IPR”). Nothing in this agreement assigns or transfers ownership of Pre-Existing IPR.

8.2

CHEF1 Technology. Notwithstanding anything to the contrary in this agreement, CMC retains sole ownership of all right, title and interest in (a) the CHEF1 Technology; (b) [***]; (c) all Intellectual Property rights in any of (a) or (b); and (d) all improvements or modifications to any of (a), (b) or (c) (collectively, “CHEF1 Property”). The parties hereby acknowledge and agree that performance of the Services hereunder does not contemplate use of any CHEF1 Property. In the event that CMC intends to use any CHEF1 Property in any Services, CMC will obtain written consent from Customer before using CHEF1 Property in the course of performance of the Services. Absent such notification by CMC and acceptance by Customer, if CMC includes any CHEF1 Property in the performance of the Services, CMC hereby grants to Customer an irrevocable, royalty free, fully paid-up, worldwide, non-exclusive, transferable license, with the right to

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	9

grant sublicenses (through multiple tiers), under any such CHEF 1 Property solely to the extent necessary to develop, make, have made, use, sell, offer for sale and import any Product manufactured hereunder.

8.3

Customer’s Grant of License for the Services. Customer hereby grants to CMC and its Affiliates for the Term a non-exclusive, royalty-free, non-sublicensable, non-transferable license under the Customer Intellectual Property Rights solely to the extent required for CMC’s proper performance of the Services. This license terminates automatically on the termination or expiration of this agreement.

8.4

Intellectual Property Created in the Course of the Services. As between the parties and subject to Section 8.2, Customer shall own all right, title, and interest to any and all Intellectual Property that CMC and/or its Affiliates first develops, invents, reduces to practice or makes, solely or jointly with Customer or others in the course of performing the Services that is [***] (collectively, “Customer New IP”). CMC hereby assigns to Customer all right, title and interest of CMC in any Customer New IP. CMC shall execute, and shall require its personnel as well as its Affiliates, or other contractors or agents and their personnel involved in the performance of this Agreement to execute, any documents reasonably required to confirm Customer’s ownership of Customer New IP, and any documents required to apply for, maintain and enforce any patent or other right in the Customer New IP. All Intellectual Property other than Customer New IP CMC and its Affiliates first develops, invents, reduces to practice or makes, solely or jointly with Customer or others in the course of performing the Services will be owned by CMC (“CMC IPR”). Customer hereby assigns to CMC all right, title and interest of Customer in any CMC IPR.

8.6

License to CMC IPR. Subject to the terms and conditions of this agreement, CMC hereby grants to Customer a non-exclusive, royalty free, sublicensable (through multiple tiers), worldwide license to use CMC Intellectual Property Rights (excluding any CHEF1 Property) owned or controlled by CMC to the extent necessary to use, make, have made, sell, offer to sell and import the Product and use the Cell Line or Process to manufacture or have manufactured Product. However, this license does not include the right to disclose any Confidential Information of CMC or CMC’s Know How to a third party other than pursuant to a confidentiality agreement containing substantially similar terms to those in Section 9 of this agreement. Customer shall be liable for any breach of this agreement by such third party sublicensee. This license automatically terminates if CMC terminates the Term pursuant to Section 12.2.

8.7

Right to File for Protection. Each party may file patent protection on any Intellectual Property it owns in accordance with Section 8.1, 8.2 or 8.4, and the other party will promptly on request cooperate at the requesting party’s reasonable expense, with any requests to assist or enable the party’s protection including signing and delivering documents and other information necessary for the valid application and prosecution of any patent.

8.8

Party’s Name. Except as otherwise provided in this agreement or required by any applicable law, regulation or order of an administrative agency or court of competent jurisdiction, neither party shall use the name of the other party or of the other party’s Affiliates, directors, officers or employees in any advertising, news release or other publication except that CMC may identify Customer by name as a customer of CMC.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	10

8.9	No Implied Licenses. Except for the licenses expressly granted in this agreement, no rights or licenses are granted by implication, estoppel or otherwise.

9.	CONFIDENTIAL INFORMATION

9.1	The Recipient Party must

9.1.1

use the Confidential Information of the Disclosing Party only during the Term of this agreement and only as reasonably necessary to perform its obligations or to exericise its rights under this agreement;

9.1.2

protect the Confidential Information of the Disclosing Party against unauthorized use or disclosure applying standards of care reasonably expected and no less stringent than the standards applied to protection of Recipient Party’s own confidential information of a similar nature; and

9.1.3

not disclose any Confidential Information of the Disclosing Party to any person or entity except to its Permitted Recipients but then only on a need-to-know basis to those Permitted Recipients who are bound by confidentiality restrictions at least as restrictive as this Section 9.

9.2	The obligations in Section 9.1 do not apply to information that:

9.2.1

at the time of its disclosure by the Disclosing Party, was available to the public and could be obtained without reference to the Confidential Information by any person with no more than reasonable diligence;

9.2.2	becomes generally available to the public other than by reason of a breach of this agreement or any breaches of confidence by the Recipient Party or its Permitted Recipients;

9.2.3	at the time of disclosure and as evidenced by the Recipient Party’s written records, was lawfully already within its possession; or

9.2.4	is lawfully provided to the receiving Party, without restriction as to confidentiality or use, by a Third Party lawfully entitled to possession of such Confidential Information; or

9.2.5	is independently developed by the Recipient Party without reference to or use of the Confidential Information of the Disclosing Party.

9.3

The Recipient Party may disclose certain Confidential Information of the Disclosing Party, without violating the obligations of this agreement, to the extent that disclosure is required by and in compliance with a valid order of a court or other governmental body having jurisdiction, provided that the Recipient Party provides the Disclosing Party with reasonable prior written notice of the disclosure so as to provide the Disclosing Party with reasonable opportunity to obtain relief from the order and thereafter Recipient Party will disclose only the minimum information required to be disclosed in order to comply.

9.4

If the Recipient Party or any of its Permitted Recipients becomes aware of any actual or potential unauthorized use or disclosure of the Confidential Information of the Disclosing Party, the Recipient Party must inform the Disclosing Party as soon as reasonably possible after it becomes aware of that actual or potential unauthorized use or disclosure.

CMC CONFIDENTIAL FOR DISCUSSION ONLY	11

The Recipient Party must cooperate in any action that the Disclosing Party may decide to take to remedy the actual or potential unauthorized use or disclosure.

9.5

Except as otherwise provided in this agreement or otherwise required by law, neither RVDC nor CMC will disclose any terms of this agreement to any third party without the prior written consent of the other party except to its Permitted Recipients but then only on a need-to-know basis to those Permitted Recipients who are bound by confidentiality restrictions as restrictive as this Section 9.

9.6

Notwithstanding the foregoing, each Party shall also be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions at least as protective as those contained in this Agreement, on a need to know basis, to a bona fide potential or future acquirer or assignee, investment banker, investor, licensee, sublicensee, strategic partner or lender.

9.7

On the termination of this agreement or at the request of the Disclosing Party, the Recipient Party must promptly return to the Disclosing Party any Confidential Information of the Disclosing Party then in its possession or control except where that Confidential Information is covered under surviving license rights between the parties. However, each party may retain in its legal files a single copy of any document that contains the Disclosing Party’s Confidential Information solely for the purpose of determining the scope of the obligations under this agreement. Neither party is obligated to destroy electronic files securely archived in accordance with its customary data retention policies.

10.	LIMITED WARRANTIES

10.1	Customer Warranties. Customer warrants and represents to CMC that:

10.1.1

Customer has all necessary rights to supply to CMC the Customer Materials (including the Cell Line if provided by Customer) and the Customer Intellectual Property Rights, and CMC has and will have the right to use those items for the performance of the Services and manufacture of the Product;

10.1.2

to its knowledge, as of the Effective Date, the Materials and Safety Data Sheet is accurate and complete and the Customer Materials (including the Cell Line if provided by Customer) are free from all contaminants, including virus, bacteria (other than the Cell Line itself) and other vectors, and if handled and used in accordance with the Materials and Safety Data Sheet supplied by Customer will not cause a health hazard or biohazard, and that it will promptly inform CMC of any changes thereto after the date of execution of this agreement;

10.1.3

to its knowledge, as of the Effective Date, the use of the Cell Line solely as provided by Customer, the Customer Materials, the Customer Intellectual Property Rights does not infringe any Intellectual Property rights of any third parties; and

10.1.4

(a) to its knowledge, as of the Effective Date, the Cell Line solely as provided by Customer and Customer Materials are viable, adequate and suitable for the effective performance of the Services and manufacture of the Product according to the Specification, and (b) the information supplied to CMC regarding the Cell Line provided by Customer and Process is accurate and complete.

CMC CONFIDENTIAL FOR DISCUSSION ONLY	12

10.2	CMC Warranties. CMC warrants and represents to Customer that:

10.2.1

it has the necessary permits, facilities, third party contractors and skilled personnel that may be reasonably anticipated to be necessary of a biologics contract manufacturer for the regular provision of manufacturing and development services of biologic material and to provide the Services contemplated hereunder in accordance with the Timeline;

10.2.2

all Deliverables will be Delivered free of financial encumbrances or liens created by CMC but no warranty is given in this Section 10.2.2 as to (a) non-infringement of third party Intellectual Property rights, or (b) freedom to use;

10.2.3

to its knowledge, as of the Effective Date, the CMC Intellectual Property Rights used in the Services do not infringe third party Intellectual Property rights except that no warranty is given to the extent that infringement arises from the combination of CMC Intellectual Property Rights with the Cell Line, Process, Customer Materials or Customer Intellectual Property Rights;

10.2.4	where Stages are to be performed according to cGMP, CMC will apply the appropriate cGMP standards to the performance of those Stages; and

10.2.5	where Product is released with a Certificate of Analysis by CMC, the Product at the time of release will comply with the criteria specified in that Certificate of Analysis.

10.3

Disclaimer of All Other Warranties. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EXCEPT FOR THOSE EXPRESS WARRANTIES IN THIS SECTION 10, NEITHER PARTY MAKES OR GIVES ANY OTHER WARRANTIES, EXPRESS OR IMPLIED (WHETHER BY STATUTE, CUSTOM, COURSE OF DEALING OR OTHERWISE) AND EACH PARTY HEREBY DISCLAIMS ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, NON-INFRINGEMENT AND TITLE.

11.	INDEMNIFICATION

11.1

CMC’s Indemnity. Customer must indemnify and defend CMC and its Affiliates and each of their respective directors and officers (“CMC Parties”) against any and all losses, liabilities, damages, costs and expenses (including court costs and reasonable attorneys’ fees and expenses) (“Losses”) that the CMC Parties incur to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a third party arising out of:

11.1.1

alleged or actual infringement or misappropriation of any Intellectual Property rights of any third party arising from CMC’s use of the Cell Line solely as provided by Customer, Customer Intellectual Property Rights or Customer Materials;

11.1.2

the administration, use, handling, storage or other disposition of the Product or Drug Substance in any form except to the extent such Losses (i) arise out of or result from a breach by CMC of its warranties hereunder or (ii) solely arise out of or solely result from the use of CMC Intellectual Property Rights or CMC’s Confidential Information;

CMC CONFIDENTIAL FOR DISCUSSION ONLY	13

11.1.4	use of any Product that was the subject of a Release for Further Processing in accordance with Section 6.3;

11.1.5	any acts of any third party auditor of Customer; and

11.1.6	any material breach of this agreement by the Customer Parties; and

11.1.7	the gross negligence or willful misconduct on the part of one or more of the Customer Parties in performing any activity contemplated by this agreement.

11.2

Customer’s Indemnity. CMC must indemnify and defend Customer and its Affiliates and each of their respective directors and officers (“Customer Parties”) against any and all Losses that the Customer Parties incur to the extent such Losses arise out of or result from any claim, lawsuit or other action or threat by a third party arising out of:

11.2.1	material inaccuracy in a Certificate of Analysis such that the certified Product at the time of Delivery does not meet the Specification when certified to meet it;

11.2.2	failure of CMC to manufacture the Product according to cGMP when the Product is released by CMC at the time of Delivery as a cGMP Product;

11.2.3	any material breach of this agreement by the CMC Parties; and

11.2.4	the gross negligence or willful misconduct on the part of one or more of the CMC Parties in performing any activity contemplated by this agreement; and

11.2.5

actual or alleged infringement or misappropriation of any Intellectual Property rights of any third party to the extent that infringement or misappropriation is due to CMC’s use of the CMC Intellectual Property Rights or CMC’s Confidential Information in the performance of the Services but excluding claims where the use is in combination with the Cell Line solely as provided by Customer, Customer Materials or Customer Intellectual Property Rights.

11.3	Indemnification Procedure. The party (“Indemnitee”) that claims indemnification under this Section 11 must:

11.3.1

promptly, and in any event within [***] Business Days of it receiving notice of the Claim, notify the other party (“Indemnitor”) in writing of the Claim; provided, that failure to give that notice will not relieve the Indemnitor of its indemnification and defense obligations except to the extent the failure materially prejudices the ability of the Indemnitor to defend against the Claim;

11.3.2	permit the Indemnitor to control the defense of the Claim; and

11.3.3	have the right (at the Indemnitee’s expense) to participate in the defense of the Claim.

11.4	Settlement. The Indemnitor must not settle or consent to an adverse judgment in any Claim indemnified by the Indemnitor that adversely affects the interests of the Indemnitee

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	14

or imposes additional obligations on the Indemnitee, without the prior written consent of the Indemnitee.

11.5

IP Claims. Each party must promptly (and within [***] Business Days if permissible under applicable law or stock exchange rules) notify the other party of any third party allegation of infringement or misappropriation of any third party Intellectual Property rights due to the handling, storage or use of the Cell Line, Customer Materials, Customer Intellectual Property Rights or CMC Intellectual Property Rights or the manufacture of the Product.

12.	TERM AND TERMINATION

12.1

Term. The term of this agreement commences on the Effective Date and terminates on the later of (a) the date that all Stages under all Work Statements have been completed and (b) ten years from the Effective Date, unless sooner terminated in accordance with Section 4.4, 12.2, 12.3, 12.4, 12.5 or 15.1 or extended by mutual written agreement of the parties (“Term”).

12.2	Termination for Default. Either party (“Non-Defaulting Party”) may terminate this agreement on notice to the other party (“Defaulting Party”) if

12.2.1	the Defaulting Party fails to pay any amount payable under this agreement within 20 Business Days after the due date;

12.2.2

the Defaulting Party commits a material breach of its obligations under this agreement and fails to remedy it during a period of 30 Business Days starting on the date of receipt of notice from the Non-Defaulting Party identifying the breach and requiring it to be remedied;

12.2.3

a petition is filed against the Defaulting Party for an involuntary proceeding under any applicable bankruptcy or other similar law and that petition has not been dismissed within 60 days after filing or a court having jurisdiction has appointed a receiver, liquidator, trustee or similar official of the Defaulting Party for any substantial portion of its property, or ordered the winding up or liquidation of its affairs; or

12.2.4

the Defaulting Party commences a voluntary proceeding under applicable bankruptcy or other similar law, has made any general assignment for the benefit of creditors, or has failed generally to pay its debts as they become due.

12.3	Termination for Convenience

12.3.1

Customer may terminate this agreement or any Stage of the Services at any time before completion of the Services or Stage by giving no less than 30 days’ notice in writing to CMC detailing the Stages of the Services that are to be terminated.

12.3.1

CMC may terminate this agreement at any time after the completion of all Stages under all Work Statements by giving the lesse or (i) 180 days’ written notice to Customer or (ii) such time period as necessary for CMC to complete a technology transfer as set forth in Section 13.2 to Customer or its designee.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	15

12.4

Termination for Scientific or Technical Difficulties. CMC may terminate this agreement or any Stage on 60 Business Days’ notice if CMC reasonably concludes that it cannot technically or scientifically deliver the Services contemplated by this agreement or any Stage despite applying its commercially reasonable efforts. During the 60-Business Days’ notice period or when CMC notifies Customer that it has become aware that a technical or scientific problem has or may arise, the parties must in good faith discuss the difficulties and scientific and technical hurdles in an attempt to resolve those problems. If the parties agree during those discussions that the Services can be delivered then the notice to terminate will expire and this agreement (or the Stage as the case may be) will continue in effect. If agreement cannot be reached this agreement or Stage, at CMC’s election, will terminate on expiration of the 60-Business Days’ notice period.

12.5	Effect of Termination

12.5.1	Upon termination of this agreement, Customer shall pay to CMC:

(a)

with respect to termination for any reason other than for CMC’s material breach under Section 12.2, payments due by Customer to CMC for Services performed up to the effective date of termination for all completed Stages and [***], including any accrued payments owed pursuant to Section 7; and

(b)	with respect to termination by Customer pursuant to Section 12.3 or by CMC pursuant to Section 12.2, payments due pursuant to Section 5.2

12.5.2

Upon termination of this agreement for any reason, provided that Customer has paid all undisputed amounts outstanding, CMC will, within [***] Business Days of (a) those payments having been made or (b) the date of termination of this agreement, (whichever is the later) provide the Customer with all Deliverables then manufactured or generated and all transferable work in progress and all Product then manufactured and released, subject to Regulatory Obligations [***].

12.6

Survival. Termination will not affect the accrued rights of CMC or Customer arising under this agreement before the effective date of termination and Sections [to come], which will survive in accordance with their terms.

13.	TECHNOLOGY TRANSFER

13.1

Scope. Upon termination or during the notice period for termination of this agreement or at any time upon Customer’s reasonable request and at Customer’s reasonable cost, CMC will provide assistance to Customer for the transfer to a single skilled and qualified manufacturer of the then-current Process solely for the purpose of manufacturing Product for Customer, including transfer of documentation, specifications (including raw material specifications) and process validation documents related to the Process or Product (“Technology Transfer”); provided, that [***]. Following CMC’s receipt of that request, the parties will establish a schedule and plan for effecting the transfer and CMC will cooperate with Customer in implementing that plan. As part of the Technology Transfer CMC will make available for collection, subject to any Regulatory Obligations and rights of third parties and Section 12.6.2, all Customer Materials, Cell Line and [***] (to the

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	16

extent not previously delivered to Customer) generated pursuant to the Services (exclusive of CMC’s SOPs) up to the date of termination.

13.2

Limits. In the case of termination by CMC, the obligations of CMC under Section 13.1 will only be exercisable by Customer within a period of [***] days after the date of termination and CMC is not obliged to commit any human resources greater than [***] FTE days. In any event of Technology Transfer other than with respect to termination by CMC under Section 12.3.1 or by Customer under Section 12.2, Customer must pay CMC’s costs of cooperating with and providing the Technology Transfer at a daily FTE rate of [***] Euros and all other costs will be charged at cost. Customer will not, and CMC will not be obliged to, transfer any CMC Intellectual Property Rights or CMC IPR pursuant to this Technology Transfer unless the contract manufacturer to whom the Process is transferred is subject to a confidentiality agreement with terms substantially similar to those contained herein in order to protect CMC’s Confidential Information and CMC Intellectual Property Rights.

14.	LIMITATIONS OF LIABILITY

14.1

Limitation of Liability. CMC’s aggregate liability to Customer for any loss or damage suffered by Customer as a result of breach of this agreement or any other liability (including negligence, misrepresentation or claims under the indemnities) under this agreement or in connection with the Services is limited, in the aggregate, to the [***].

14.2

Disclaimer of Certain Damages. EXCEPT AS PROVIDED IN SECTION 14.3, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, CONSEQUENTIAL (INCLUDING LOST PROFITS) OR SPECIAL DAMAGES ARISING OUT OF ITS BREACH OF THIS AGREEMENT OR ANY OTHER LIABILITY (INCLUDING NEGLIGENCE, MISREPRESENTATION OR CLAIMS UNDER THE INDEMNITIES) ARISING IN CONNECTION WITH THIS AGREEMENT, EVEN IF THOSE DAMAGES WERE FORESEEABLE AND WHETHER THOSE DAMAGES ARISE IN TORT, IN CONTRACT OR OTHERWISE.

14.3

Exclusions. The limitations in Sections 14.1 and 14.2 do not apply to (a) claims arising from either party’s gross negligence or willful misconduct; or (b) liability for any fraud or fraudulent misrepresentation; or (c) claims indemnified by [***].

15.	MISCELLANEOUS

15.1

Excused Performance. Neither party will be liable to the other party nor be considered to have breached this agreement for failure or delay in performing (excluding payment of any amounts due under this Agreement) to the extent, and for so long as, the failure or delay is caused by or results from causes beyond the reasonable control of such party. The non-performing party must notify the other party of any force majeure event. If a force majeure event continues for more than 180 day after the non-performing party’s notice, and is adversely affecting the performance of this agreement, each party will have the right terminate this agreement on 30 days’ notice. In that event if CMC is the non-performing party, [***]. Under no circumstances will this Section 15.1 [***]. Customer shall not be liable for cancellation fees [***].

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	17

15.2

Insurance. During the Term, CMC must maintain a comprehensive general liability insurance against claims for bodily injury or property damage arising from CMC’s activities in performing the Services, with insurance companies and in amounts [***]. CMC shall provide Customer with a Certificate of Insurance and Policy Amount evidencing general liability coverage within [***] Business Days after the Effective Date. Customer must during the Term and for the longer of (a) [***] years after the termination of this agreement and (b) [***] years after the last use of the Product maintain comprehensive general liability insurance and product liability insurance (including clinical trials coverage) covering all liability and claims arising or that may arise from the use, supply, licensing or distribution of the Product with insurance companies and in amounts [***].

15.3

Press Release. Within [***] Business Days after the Effective Date, the parties must agree on a joint press release to announce the collaboration under this agreement. If a joint statement cannot be agreed each party may make their own press release announcing the collaboration between the parties but not disclosing the Product or financial information.

15.4

Amendment. Other than as provided for elsewhere in this agreement, any amendment of this agreement (or any document entered into pursuant to this agreement, including Work Statements) will be valid only if it is in writing and signed by each party.

15.5

Assignment. Except as provided in this Section 15.5, neither Party may assign its interest under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld; provided, however, that either Party may assign this to an Affiliate of such Party; and provided, further, that either Party may assign this Agreement to a successor in interest by way of merger, acquisition, consolidation or sale of all or substantially all of the business of such Party to which this Agreement relates. Any permitted assignment of this Agreement by either Party will be conditioned upon that Party’s permitted assignee agreeing in writing to comply with all the terms and conditions contained in this Agreement. Any purported assignment without a required consent shall be void. No assignment shall relieve any Party of responsibility for the performance of any obligation that accrued prior to the effective date of such assignment.

15.6

Subcontracting. CMC may subcontract to (a) its Affiliates, any of the Services provided that the Affiliate may not further subcontract those Services; (b) Testing Laboratories, only those parts of the Services as explicitly identified in the Work Statement; and (c) any other third party, any of the Services with the prior written consent of Customer (that consent not to be unreasonably withheld, delayed or conditioned). CMC will remain responsible for the activities of its subcontractors except to the extent that Customer requires CMC to use a subcontractor that Customer selects over CMC’s objection.

15.7

Waiver. In no event will any delay, failure or omission (in whole or in part) in enforcing, exercising or pursuing any right, power, privilege, claim or remedy conferred by or arising under this agreement or by law, be deemed to be or construed as a waiver of that or any other right, power, privilege, claim or remedy in respect of the circumstances in question, or operate so as to bar the enforcement of that, or any other right, power, privilege, claim or remedy, in any other instance at any time or times subsequently.

15.8	Severability. If any provision of this agreement is found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, that invalidity or

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	18

unenforceability will not affect the other provisions of this agreement which shall remain in full force and effect. The parties must, in the circumstances referred to in this Section 15.8, attempt to substitute for any invalid or unenforceable provision a valid or enforceable provision that achieves to the greatest extent possible the same effect as would have been achieved by the invalid or unenforceable provision.

15.9

Notices. Any notice or other communication given under this agreement (including under Section 3.4 or 6.6) must be in writing and in English and signed by or on behalf of the party giving it and must be given by hand or by delivering it or sending it by prepaid post or overnight delivery service, to the address and for the attention of the relevant party set out in this Section 15.9 (or as otherwise notified by that party under this Section 15.9). Any notice will be deemed to have been received:

15.9.1	if hand delivered or sent by prepaid overnight delivery service, at the time of delivery; or

15.9.2	if sent by post, five Business Days from the date of posting.

The addresses of the parties for the purposes of this Section 15.9 are:

CMC ICOS Biologics, Inc.

22021 20th Ave. S.E.

Bothell, Washington U.S.A. 98021

For the attention of: COO

RIVER VISION DEVELOPMENT CORPORATION

One Rockefeller Plaza, Suite 1204

New York, NY 10020

For the attention of: Dave Madden, CEO

CMC has no obligation to notify any person or entity other than as provided in Section 15.9.

15.10

Applicable Law. This agreement will be interpreted and governed, and all rights and obligations of the parties determined, in accordance with the laws of the state of New York (regardless of choice of law provisions to the contrary). The parties waive application of the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods, as amended.

15.11

Dispute Resolution. Before resorting to litigation, unless emergency relief is required by either party when either party will be free to resort to litigation, the parties must use their reasonable efforts to negotiate in good faith and settle amicably any dispute that may arise out of or relate to this agreement (or its construction, validity or termination) (a “Dispute”). If a Dispute cannot be settled through negotiations by appropriate representatives of each of the parties, either party may give to the other a notice in writing (a “Dispute Notice”). Within [***] days of the Dispute Notice being given the parties must each refer the Dispute to their respective Chief Executive Officers who shall meet in order to attempt to resolve the dispute. If within [***] days of the Dispute Notice (a) the Dispute is not settled by agreement in writing between the parties or (b) the parties have failed to discuss the Dispute or use good faith negotiations, the Dispute may be

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

CMC CONFIDENTIAL FOR DISCUSSION ONLY	19

submitted to and finally be settled by the state or federal courts located in the state of New York.

15.12

Relationship of the Parties. Nothing in this agreement operates to create a partnership or joint venture between the parties or authorizes either party to act as agent for the other. Neither party has authority to act in the name of or otherwise to bind the other in any way.

15.13

Entire Agreement. This agreement, and the documents referred to in it, constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this agreement. If any term of this agreement conflicts with any term of the Quality Agreement, the conflicting term of this agreement will prevail. This Agreement is written in English, and the English version of this Agreement will control.

15.14	Counterparts. This agreement may be executed in any number of counterparts.

CMC CONFIDENTIAL FOR DISCUSSION ONLY	20

THIS DEVELOPMENT AND MANUFACTURING SERVICES AGREEMENT has been executed by the parties on the date first written above.

CMC Biologics A/S		)

Signature:	/s/ Dave Madden	)

Print Name:	Dave Madden	)

Position:	CEO	)

River Vision Development Corp.		)

Signature:	/s/ Gustavo Mahler	)

Name:	Gustavo Mahler	)

Position:	President & COO	)

APPENDIX I

Definitions

“Affiliate” means, with respect to any entity, any other entity that directly or indirectly controls, is controlled by or is under common control with that entity. For this definition, “control” means that more than 50% of the controlled entity’s shares or ownership interests representing the right to make decisions for that entity are owned or controlled, directly or indirectly, by the controlling entity.

“Batch” means one fermentation run using the Cell Line at a specified fermenter scale and those purification, analytical and further processing steps applicable to the Drug Substance harvested from that run as described in the Work Statement.

“Business Day” means any day that is not a Saturday, Sunday or U.S. public holiday.

“Cell Line” means the cell line described in the Work Statement provided by Customer or to be developed by CMC using Customer Materials as part of the Services, and any modified strains of that cell line constructed in accordance with the Services and any progeny clone of those cell lines.

“Certificate of Analysis” means CMC’s standard form certificate of analysis confirming that Product to which the certificate relates meets the Specification and any other criteria identified on the certificate.

“cGMP” means Current Good Manufacturing Practices as promulgated under each of the following as in effect on the Effective Date and as amended or revised after the Effective Date: (a) the U.S. Food, Drug & Cosmetics Act (21 U.S.C. § 301 et seq.) and related U.S. regulations, including 21 Code of Federal Regulations (Chapters 210 and 211) and other FDA regulations, policies, or guidelines in effect at a particular time for the manufacture, testing and quality control of investigational drugs; and (b) the ICH guide Q7a “ICH Good Manufacturing Practice Guide for Active Pharmaceutical Ingredients” as applied to investigational drugs (Section 19).

“cGMP Batch” means a Batch that is stipulated in the Work Statement to be manufactured according to cGMP.

“cGMP Product” means Product manufactured under a cGMP Batch.

“CHEF1® Technology” means the [***] as further described in US Patent Number [***] and the technology described in US Patent Number [***].

“CMC Facility” means CMC’s then current facility at Bothell, Washington, U.S.A.

“CMC Intellectual Property Rights” means Intellectual Property rights and CMC Know-How (excluding CHEF1 Technology) owned or controlled by CMC and used in the Services.

“CMC Know-How” means all information, techniques and technical information owned or controlled by CMC (excluding the CHEF1 Technology or improvements thereto).

“Commencement Date” means the date set forth in the Work Statement for the commencement of the production of the Product.

“Confidential Information” means all technical, scientific and other know-how and information, trade secrets, knowledge, technology, means, methods, processes, practices, formulas, instructions, skills, techniques, procedures, specifications, data, results and other material, pre-clinical and clinical trial

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

results, manufacturing procedures, test procedures and purification and isolation techniques, and any tangible embodiments of any of the foregoing, and any scientific, manufacturing, marketing and business plans, any financial and personnel matters relating to a Party or its present or future products, sales, suppliers, customers, employees, investors or business, that has been disclosed by or on behalf of such Party or such Party’s Affiliates to the other Party or the other Party’s Affiliates either in connection with the discussions and negotiations pertaining to this Agreement or in the course of performing this Agreement.

“Customer Intellectual Property Rights” means Intellectual Property rights and Customer Know-How owned by Customer or licensed to Customer by a third party covering any aspect of the Services or materials, techniques or processes used in the Services.

“Customer Know-How” means all information, techniques and technical information owned or controlled by Customer in connection with the Cell Line, Customer Materials or Process.

“Customer Materials” means the Cell Line, vectors, plasmids and all other materials supplied by Customer, its Affiliate or agent to CMC or made available to CMC by Customer including, without limitation, those described in the Work Statement.

“Deliverables” means the data, results and materials generated from the performance of the Services including Drug History Record and Product.

“Drug History Record” means all lot disposition documentation relevant to a cGMP Batch to be provided to Customer with the Product from that cGMP Batch as described in the Work Statement, including a Certificate of Analysis.

“Drug Substance” means the biological or chemical entities described or classified in the Work Statement expressed by the Cell Line and harvested in bulk from a fermentation run pursuant to the applicable Process.

“Intellectual Property” means all intellectual property rights, including patents, supplementary protection certificates, utility models, trademarks, database rights, rights in designs, copyrights (whether or not any of these are registered or capable of being registered) and including all applications and the right to apply for registered protection of the foregoing and all inventions, trade secrets, know-how, techniques and confidential information, and all rights and forms of protection of a similar nature or having equivalent or similar effect to any of these which may subsist anywhere in the world, in each case for their full term and together with any renewals or extensions.

“Non-Fault Delay” means a delay in the Services caused by (a) the acts or omissions of Customer or its representatives, including errors or defects in the Customer Materials or (b) inability to source, though no act or omission of CMC, materials used exclusively in the manufacture of the Product and not used by CMC in the manufacture of other products.

“Objective” means the desired outcome of the Services as described in the Work Statement.

“Permitted Recipients” means the directors, officers, employees, Testing Laboratories or professional advisers who are required, on a need-to-know basis, in the course of their duties to receive and consider the Confidential Information for the purpose of enabling the relevant party to perform its obligations under this agreement; provided, that those persons are under obligations of confidence substantially similar to those set out in Section 9 imposed on the Recipient Party.

“Price” means the price for the Services (or any part or Stage of the Services as context requires) as defined in the Work Statement and itemized on a Stage by Stage basis.

“Process” means the method for manufacture, harvesting and purification of the Product.

“Product” means the Drug Substance derived from a Batch.

“Quality Agreement” means the agreement between the parties defining the quality responsibilities, including cGMP standards, regarding the performance of the Services.

“Regulatory Obligations” means those mandatory regulatory requirements applicable in [***] to the manufacture of cGMP Product for human use.

“Services” means any or all parts of the development and manufacturing services to be conducted by CMC as fully described in the relevant Work Statement.

“Shipping Guidelines” means the storage and transport guidelines for the Product that are determined by mutual written agreement of the parties.

“Slot” means, with respect to CMC’s cGMP manufacturing suite, the period of time the suite is reserved in preparation for and the performance of a Batch.

“Specification” means the specification of the Product attached hereto as Exhibit A or as otherwise agreed between the parties or modified in accordance with Section 4.3.2.

“Stage” means a particular activity or series of conjoined activities that constitute a main step in the Services and that is more specifically identified in the Work Statement by the breakdown of the Services into numbered stages.

“Standard Operating Procedures” or “SOPs” means the standard operating procedures of CMC in place from time to time that define CMC’s methods of performing activities applicable to the Services.

“Testing Laboratories” means any third party instructed by CMC to carry out tests on the Cell Line, Customer Materials, Drug Substance or Product pursuant to the performance of the Services as specified in the Work Statement.

“Timeline” means the non-binding estimated timeline for the performance of the Services as set out in the Work Statement.

“Work Statement” means the work statement attached as Appendix II and any other work statements that may be agreed on by the parties during the Term, as may be revised by the written agreement of the parties from time to time. To be valid, a Work Statement must be signed by both parties.

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

APPENDIX II

Incidental Fees

APPENDIX III

Work Statement

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION OMITTED